EXHIBIT 5.1

                                 [GS Letterhead]

                                                                    May 25, 2007


Delcath Systems, Inc.
1100 Summer Street
Stamford, CT  06905

Gentlemen:

We have acted as counsel to Delcath Systems, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (Registration No. 333-_______, the "Registration Statement") relating to the issuance from time to time of an indeterminate amount of: (a) common stock, $.01 par value per share;
(b) preferred stock, $.01 par value per shares; (c) debt securities; (d) warrants to purchase common stock; (e) warrants to purchase preferred stock; (f) warrants to purchase debt securities; (g) stock purchase contracts; and (h) stock purchase units (collectively, the "Securities"), which Securities the Company is registering in such number or amount as is authorized and reserved by the Board of Directors of the Company, as may be amended from time to time (but not to exceed an aggregate issuance price of $30,000,000).

In our capacity as counsel to the Company, a Delaware corporation, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The Securities covered by this Registration Statement have been validly authorized and will when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law including the Delaware constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.


                  Very truly yours,



                  /s/ Gersten Savage LLP
                  --------------------------
                  Gersten Savage LLP